UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2023

Lucira Health, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39976	27-2491037
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1315 63rd Street
Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (814) 574-1546

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LHDXQ	*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

*	The registrant’s common stock began trading exclusively on the OTC Pink Marketplace on March 6, 2023 under the symbol “LHDXQ”.

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on February 22, 2023, Lucira Health, Inc. (the “Company”) filed a voluntary petition (Case No. 23-10242) for relief under chapter 11 of title 11 the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (such court, the “Bankruptcy Court” and such case, the “Case”). On April 6, 2023, the Company held an auction (the “Auction”) under Section 363 of the Bankruptcy Code relating to the disposition of all or substantially all of the Company’s assets (the “Assets”). The winning bid at the Auction was submitted by Pfizer Inc. (the “Buyer”).

On April 12, 2023, the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) with the Buyer to sell substantially all of its assets pursuant to a sale conducted under Section 363 of the United States Bankruptcy Code (the “Asset Sale”). The Asset Sale was subject to approval by the Bankruptcy Court at a hearing scheduled for April 13, 2023 and entry of an order of the Bankruptcy Court approving the Asset Sale. Upon execution of the Purchase Agreement, the Buyer made a $500,000 earnest money deposit (the “Deposit”) with an escrow agent, which amount shall be applied against payment of the consideration at the closing of the Asset Sale (the “Closing”).

On April 13, 2023 and April 14, 2023, the Bankruptcy Court held hearings and, on April 14, 2023, reopened the auction, at which the Buyer again submitted the winning bid. In the Purchase Agreement executed on April 12, 2023, the Buyer agreed to purchase the Assets from the Company for aggregate consideration comprised of (i) the assumption of certain liabilities, (ii) a $5.0 million cash payment, (iii) the payment of amounts necessary to cure any defaults under each of the Assigned Contracts (as defined in the Purchase Agreement) (the “Cure Costs”), and (iv) an additional cash payment of $7.0 million less the aggregate amount of paid Cure Costs associated with the Jabil Contracts (as defined in the Purchase Agreement) and any Transition Contracts (as defined in the Purchase Agreement), if any.

The Purchase Agreement contains customary covenants, including but not limited to: (i) the Buyer will make at-will offers of employment to substantially all Company employees with compensation and benefits that are at substantially similar levels to those provided by the Buyer or its applicable Affiliate (as defined in the Purchase Agreement) to their respective employees who are similarly situated, and the Company will terminate employment of all employees who have accepted an offer with the Buyer effective as of the Closing; and (ii) the Buyer and the Company will enter into a transition services agreement (the “Transition Services Agreement”), to be effective as of the Closing, whereby the Company will agree to provide the Buyer with certain transition assistance services, at Buyer’s sole cost and expense, to allow the Buyer to obtain services under the Transition Contracts (as defined in the Purchase Agreement) but in all cases limited to no more than 60 days of transition services following the Closing.

Pursuant to the Purchase Agreement, the Closing shall take place no later than the third business day following the date on which all conditions to Closing set forth in Article IX and Article X of the Purchase Agreement have been satisfied or waived in accordance with their terms or at such other time or place as the Company and Buyer may mutually agree in writing. At the Closing, Buyer will deliver to the Company the cash payment equal to $5.0 million less the Deposit, the escrow agent will deliver the Deposit to the Company, and Buyer will deliver an additional cash payment of $7.0 million less the aggregate amount of paid Cure Costs within 65 days following the Closing. The Closing is subject to a number of conditions, which, among others, include: (i) the accuracy of representations and warranties of the parties; (ii) the Company delivering to Buyer certain transfer, assignment and assumption documents; (iii) the entry of an order approving the Purchase Agreement by the Bankruptcy Court; (iv) material compliance with the obligations of the parties set forth in the Purchase Agreement, including the assignment of certain essential contracts; (v) no Material Adverse Effect (as defined in the Purchase Agreement) having occurred since the date of the Auction; (vi) the Buyer receiving a signed offer letter or consulting agreement from at least three of the seven individuals set forth in a confidential email provided to Company’s counsel on April 6, 2023; and (vii) the Buyer entering into the Jabil Term Sheet (as defined in the Purchase Agreement) (the “Jabil Condition”). On April 13, 2023, the Buyer notified the Company in writing that it waived the Jabil Condition.

Prior to the Closing, the Purchase Agreement may be terminated, subject to certain exceptions, for a number of reasons which, among others, include: (i) by mutual written consent of the parties; (ii) subject to the right to cure, for breach by either party of any covenant, representation, undertaking or warranty; and (iii) by either party if the Closing shall not have occurred on or before June 1, 2023.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Purchase Agreement has been filed with this Current Report on Form 8-K to provide investors and security holders with information regarding the terms of the Purchase Agreement. They are not intended to provide any other factual information about Buyer. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of the specific date therein, were solely for the benefit of the parties to the Purchase Agreement and may be subject to important limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or its subsidiaries. Moreover, information concerning the subject matter of such representations, warranties and covenants may change after the date of the Purchase Agreement containing them, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Cautionary Note Regarding Trading in the Company’s Securities and the Asset Sale

The Company cautions that trading in the Company’s securities during the pendency of the Case is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Case. Furthermore, the Company entering into the Purchase Agreement is not a guarantee of a successful sale and Closing. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about the Company that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this Current Report on Form 8-K are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “shall,” “may,” or “will” or the negative of these words or other similar terms or expressions. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, that the Buyer will make at-will offers of employment to substantially all Company employees with compensation and benefits that are at substantially similar levels to those provided by the Buyer or its applicable Affiliate, the Company will terminate employment of all employees who have accepted an offer with the Buyer effective as of the Closing, the Buyer and the Company will negotiate to enter into a transition services agreement under the terms and conditions described therein, the anticipated Closing date, the anticipated delivery of consideration and handling of the Deposit at Closing, the Closing conditions taking place, the conditions for terminating the Purchase Agreement, and statements about actual recovery, if any, by holders of the Company’s securities in the Case. The forward-looking statements in this Current Report on Form 8-K are only predictions. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause its actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including the important factors discussed in the sections entitled “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, and in the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements in this Current Report on Form 8-K are based upon information available to the Company as of the date of this Current Report on Form 8-K, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and its statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated April 12, 2023, by and between Lucira Health, Inc. and Pfizer Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lucira Health, Inc.

Date: April 18, 2023	By:	/s/ Richard Narido
Richard Narido, Chief Financial Officer